UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported) February 2, 2004

                              SCARAB SYSTEMS, INC.
             (Exact name of registrant as specified in its chapter)

        Colorado                     0-19949                  84-0503749
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)            File Number)             Identification No.)

    100-1255 West Pender Street, Vancouver, British Columbia, V6E 2V1, Canada
               (Address of principal executive offices) (Zip Code)

                                 (604) 688-1075
               Registrant's telephone number, including area code

       406-280 Nelson Street, Vancouver, British Columbia V6C 1N5, Canada
          (Former name or former address, if changed since last report)


ITEM 5:  OTHER EVENTS

Scarab Systems, Inc. (the "Company") is undertaking a private placement of 1,200,000 common shares at $0.10 per share for gross proceeds of $120,000. These shares are being offered to investors who are not U.S. persons pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the "Act"), pursuant to Regulation S promulgated thereunder.

All proceeds from the anticipated private placement will be used for working capital and general corporate purposes. In addition, a related party promissory note along with accrued interest totaling $51,000 was converted into 510,000 common shares with an effective exercise price of $0.10 per share.

The shares of common stock to be issued in connection with the debt conversion and proposed financing will not be registered under the Act, and may not be offered or sold in the United States unless such securities are registered under the Securities Act or offered in compliance with an applicable exemption from such registration requirements.

Forward Looking Statements: This Form 8-K contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include, among other things, the closing of the private placement financing on the terms described above or at all and the risks and uncertainties described in the Company's Form 10-K filed with the United States Securities and Exchange Commission on August 1, 2003. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SCARAB SYSTEMS, INC.

Date: February 2, 2004        By:  /s/  Thomas E. Mills
                              Thomas E. Mills,
                              President & Chief Executive Officer